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                                                                     EXHIBIT 3.8

                                     BY LAWS

                                       of

                          SIMONDS INDUSTRIES FSC, INC.


                              ARTICLE I - OFFICERS

      The principal office of the corporation in the Territory of the U.S. Virgin Islands shall be located in Christiansted, St. Croix, U.S. Virgin Islands. The corporation may have such other offices, either within or without the Territory of incorporation, as the board of directors may designate or as the business of the corporation may from time to time require.

                            ARTICLE II - STOCKHOLDERS

      1.   ANNUAL MEETING.

      The annual meeting of the stockholders shall be held on the February 15th of each year, beginning with the year 1989, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

      2.   SPECIAL MEETINGS.

      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than one hundred percent (100%) of all the outstanding shares of the corporation entitled to vote at the meeting.

      3.   PLACE OF MEETING.

      The directors may designate any place, either within or without the Territory unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the Territory, unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

      4.   NOTICE OF MEETING.

      Written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 30 days nor more than 120 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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      5.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

      For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 30 days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 30 days and in case of a meeting of stockholders, not less than 30 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      6.   VOTING LISTS.

      The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

      7.   QUORUM.

      At any meeting of stockholders 100 percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.







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      8.   PROXIES.

      At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

      9.   VOTING.

      Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this Territory.

      10.  ORDER OF BUSINESS.

      The order of business at all meetings of the stockholders shall be as follows:

           1.    Roll Call.
           2.    Proof of notice of meeting or waiver of notice.
           3.    Reading of minutes of preceding meeting.
           4.    Reports of Officers.
           5.    Reports of Committees.
           6.    Election of Directors.
           7.    Unfinished Business.
           8.    New Business.

           11.   INFORMAL ACTION BY STOCKHOLDERS.

      Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

      1.   GENERAL POWERS.

      The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with these By Laws and the laws of this Territory.

      2.   NUMBER, TENURE AND QUALIFICATIONS.

      The number of Directors of the corporation shall be five. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.


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      3.   REGULAR MEETINGS.

      A regular meeting of the directors shall be held without other notice than this By Law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

      4.   SPECIAL MEETINGS.

      Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

      5.   NOTICE.

      Notice of any special meeting shall be given at least 30 days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting in not lawfully called or convened.

      6.   QUORUM.

      At any meeting of the directors two shall constitute a quorum for the transaction of business, but if less than said number in present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      7.   MANNER OF ACTING.

      The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the directors.

      8.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

      9.   REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.


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      10.  RESIGNATION.

      A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

      11.  COMPENSATION.

      No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      12.  PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he abstained from voting or his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      13.  EXECUTIVE AND OTHER COMMITTEES.

      The boards, by resolution, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the board.

      14. SPECIAL MEETINGS - CONFERENCE BY TELEPHONE.

      Special meetings of the board of directors may be held by means of telephone conferences or equipment of similar communications by means of which all directors participating in the meeting can hear each other. Participating in a meeting by telephone or similar communications equipment shall constitute presence in person at the special meeting, except where a director participated in a meeting for the sole purpose of objecting to the transaction of any business on the ground that the special meeting is not lawfully convened or called.

      15.  INFORMAL ACTION BY DIRECTORS.

      Unless otherwise provided by law, any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.


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      16.  DEATH OF NON-U.S. RESIDENT DIRECTOR.

      In the event of the death or change in residency of a director who was not a resident of the United States, the manager of the Chase Manhattan Bank, Orange Grove Branch, shall instantaneously and automatically be substituted as a director of the corporation.

                              ARTICLE IV - OFFICERS

      1.   NUMBER.

      The officers of the corporation shall be a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

      2.   ELECTION AND TERM OF OFFICE.

      The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

      3.   REMOVAL.

      Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4.   VACANCIES.

      A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

      5.   PRESIDENT.

      The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.


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      6.   VICE PRESIDENT.

      In the absence of the president or in event of his death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

      7.   SECRETARY.

      The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By Laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

      8.   TREASURER.

      If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By Laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

      9.   SALARIES.

      The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

             ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

      1.   CONTRACTS.

      The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      2.   LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.


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      3.   CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

      4.   DEPOSITS.

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

      1.   CERTIFICATES FOR SHARES.

      Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

      2.   TRANSFERS OF SHARES.

      (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

      (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this Territory.

                            ARTICLE VII - FISCAL YEAR

      The fiscal year of the corporation shall begin on the date of incorporation.


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                            ARTICLE VIII - DIVIDENDS

      The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE IX - SEAL

      The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the Territory of incorporation, year of incorporation and the words, "Corporate Seal".

                          ARTICLE X - WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

      These By Laws may be altered, amended or repealed and new By Laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

          ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Each director and officer of the corporation now or hereafter serving as such, shall be defended and indemnified by the corporation and the shareholders against any and all claims and liabilities to which he has or shall become subject by reason of serving or having served as such director or officer, or by reason of any action alleged to have been taken, omitted, or neglected by him as such director or officer; and the corporation shall reimburse each such person for all legal expenses and costs reasonably incurred by him in connection with any such claim or liability, provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability arising out of his own willful misconduct or gross negligence. The corporation may purchase and maintain insurance to cover the liability of the corporation set forth herein.

                 ARTICLE XIII - FSC ELECTION AND COMPLIANCE

      The corporation will elect to become a Foreign Sales Corporation, pursuant to the Internal Revenue Code Section 921, et seq.


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      Except in the event that "small FSC" status is elected, the meetings of the Board of Directors and Shareholders shall be held outside of the United States, and, at least once annually, a Board of Directors' meeting and a Shareholders' meeting must be held in the U.S. Virgin Islands. Any terms to the contrary contained in Article II, Paras. 3 and 11, and Article III Paras. 3, 4, 14 and 15 shall be specifically overridden by this Article XIII, except if "small FSC" status is elected.

      It is the intention of the corporation that these By Laws shall be interpreted and followed in such a manner that the corporation shall qualify as a Foreign Sales Corporation.

      Without the necessity of a meeting of the Board of Directors, the corporation shall, subsequent to its FSC election, change its fiscal year to that of the principal stockholder of the corporation, to wit: the fiscal year shall begin on the first day of January of each year.